UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2023

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Financial Officer

On August 25, 2023, the Board of Directors (the “Board”) of SLM Corporation (the “Registrant”) approved the appointment of Peter M. Graham, age 57, as the Registrant’s Chief Financial Officer, effective as of October 27, 2023. Prior to his appointment as the Registrant’s Chief Financial Officer, Mr. Graham will begin employment as Executive Vice President of SLM Corporation on September 18, 2023.

In connection with Mr. Graham’s appointment as Chief Financial Officer, the Registrant’s current Chief Financial Officer, Steven J. McGarry, will no longer serve as Chief Financial Officer, effective as of October 27, 2023. As of October 27, 2023, Mr. McGarry's new title will be Executive Vice President, SLM Corporation, a role that he will continue to have until his expected departure from SLM Corporation, consistent with the terms of his Retention Agreement.

Prior to his appointment, Mr. Graham served as the Executive Vice President and Chief Financial Officer for PRA Group, Inc. (“PRA”), since August 2016. From 2002 until August 2016, Mr. Graham held various positions of increasing responsibility with GE Capital, including Chief Financial Officer for GE Commercial Distribution Finance from 2014 to 2015 and Chief Financial Officer for GE Capital Markets from 2010 to 2014. Prior to joining GE Capital in 2002, Mr. Graham was with KPMG LLP for 10 years, where he led audit and advisory teams serving financial services industry clients in insurance, banking, and asset management. Mr. Graham holds a Bachelor’s degree in accounting from the University of Connecticut.

Pursuant to the letter agreement entered into between Mr. Graham and the Registrant on August 25, 2023 (the “Offer Letter”), Mr. Graham will have an annual base salary of $580,000, be eligible to receive a pro-rated 2023 target annual bonus set at 150% percent of his base salary to be paid in the first quarter of 2024, be eligible to receive a 2024 long-term incentive program equity grant based on the full-year target level reward for his position in the amount of $1,300,000, and will participate in the Registrant’s compensation and benefit plans, including its annual incentive plan, the SLM Corporation 2021 Omnibus Incentive Plan, the SLM Corporation Amended and Restated Executive Severance Plan for Senior Officers, and the Change in Control Severance Plan for Senior Officers. In addition, pursuant to his commencement of employment with the Registrant, Mr. Graham will receive a one-time cash sign-on bonus of $460,000, and a one-time sign-on equity grant of $850,000 in the form of restricted stock units subject to vesting conditions.

There are no family relationships between Mr. Graham and any director or executive officer of the Registrant, and Mr. Graham has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter. A copy of the Offer Letter will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ending September 30, 2023.

On August 28, 2023, the Registrant issued a press release announcing Mr. Graham’s hiring. The press release is furnished as Exhibit 99.1 and incorporated by reference herein. The press release at Exhibit 99.1 and incorporated by reference herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number	Description

99.1*	Press Release, dated August 28, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Furnished herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: August 28, 2023	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Executive Vice President and Chief Legal, Government Affairs, and Communications Officer